UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2005

Vitran Corporation Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ontario	000-26256	000000000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

185 The West Mall , Suite 701, Toronto, Ontario		M9C 5L5
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	416-596-7664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2005 Vitran, through its wholly-owned subsidiary Vitran Corporation, acquired all of the common shares of Kansas-based regional less-than–truckload freight carrier Chris Truck Line for total consideration of $29.3 million, comprised of $2.8 million of Vitran common shares and $26.5 million of cash. Chris Truck Line will provide Vitran additional coverage to the Midwestern and Southwestern United States and add 13 new terminals to Vitran’s network.

The foregoing is qualified by reference to Exhibits 2.1 and 99.1 to this Current Report on Form 8-K, which are incorporate herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation Inc.

June 3, 2005	By:	/s/ Sean P. Washchuk

Name: Sean P. Washchuk
Title: Vice President Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Material Change Report
99.1	Share Purchase Agreement